             Form of Amended Exhibit A to the Rule 12b-1 Agreement

                                                                      (m)(ii)(A)

                                            Dated: As of September 20, 2000
                                            Amended: April 4, 2001
                                    FORM OF
                                   EXHIBIT A
                                      TO
                             RULE 12b-1 AGREEMENT

       The following Funds and their respective Classes of Shares shall be subject to the Rule12b-1 Agreement by and between the Participating Organization and BISYS:

Fifth Third Government Money Market Fund          Fifth Third Microcap Fund
Fifth Third Prime Money Market Fund               Fifth Third Michigan Municipal Money Market Fund
Fifth Third Tax Exempt Money Market Fund          Fifth Third International GDP Fund
Fifth Third Quality Growth Fund                   Fifth Third Small Cap Growth Fund
Fifth Third Equity Income Fund                    Fifth Third Large Cap Growth Fund
Fifth Third Pinnacle Fund                         Fifth Third Equity Index Fund
Fifth Third Balanced Fund                         Fifth Third Large Cap Value Fund
Fifth Third Mid Cap Fund                          Fifth Third Short Term Bond Fund
Fifth Third International Equity Fund             Fifth Third Michigan Municipal Bond Fund
Fifth Third Technology Fund                       Fifth Third Municipal Bond Fund
Fifth Third Intermediate Bond Fund                Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third Long Term Bond Fund
Fifth Third U.S. Government Securities
Fifth Third Intermediate Municipal Bond Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third Multicap Fund